UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 3, 2007

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square
Cambridge, MA  02139
(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2007, the Board of Directors of Dyax Corp. approved an amendment to Dyax’s bylaws (the “Bylaws”) to allow for the issuance of shares of Dyax’s common stock in either certificated or uncertificated form.  Before giving effect to this amendment, the Bylaws only contemplated shares of stock represented by stock certificates.  The amendment to the Bylaws confirms authority for “book-entry” registration of uncertificated shares of Dyax’s common stock and thereby facilitates Dyax’s eligibility to participate in NASDAQ’s direct registration program.  Eligibility for such participation is a new requirement for NASDAQ issuers.

The above description is qualified in its entirety by the full text of the amendment to Article IV of the Bylaws of Dyax in the form of a marked copy of Article IV showing the changes thereto, which is attached to this Form 8-K as Exhibit 3.1 and incorporated into this description by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Article IV of the Bylaws of Dyax Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	December 7, 2007	By:	/s/ Stephen G. Galliker
Stephen G. Galliker
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Article IV of the Bylaws of Dyax Corp.